EXHIBIT 99.1

QCR Holdings, Inc. Listing Moves Up to NASDAQ Global Markets

MOLINE, Ill., March 1, 2010 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (Nasdaq:QCRH) is pleased to announce that it has upgraded its listing to the NASDAQ Global Market. On February 25, 2010, NASDAQ approved the Company's application to move its exchange listing from the NASDAQ Capital Market to the NASDAQ Global Market. QCR Holdings common stock commenced trading on the NASDAQ Global Market on March 1, 2010. The Company's shares continue to be listed under the symbol of "QCRH".

"We are pleased to be accepted for listing on the NASDAQ Global Market," stated Doug Hultquist, President and CEO of QCR Holdings, Inc. "We believe this move is important for the growth of our Company. The NASDAQ Global Market sets certain financial requirements that we have met, and we believe the Global Market will increase our visibility in the institutional marketplace and enhance our ability to attract new investors."

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company, which serves the Quad City, Cedar Rapids, and Rockford communities through its wholly owned subsidiary banks. Quad City Bank and Trust Company, which is based in Bettendorf, Iowa and commenced operations in 1994, Cedar Rapids Bank and Trust Company, which is based in Cedar Rapids, Iowa and commenced operations in 2001, and Rockford Bank and Trust Company, which is based in Rockford, Illinois and commenced operations in 2005, provide full-service commercial and consumer banking and trust and asset management services. The Company also engages in commercial leasing through its 80% owned subsidiary, M2 Lease Funds, LLC, based in Milwaukee, Wisconsin.

About NASDAQ Global Market

The NASDAQ Global Market consists of over 1,450 companies that have met and continued to meet stringent financial and liquidity requirements and meet specific corporate governance standards. Formerly called the NASDAQ National Market, this market was renamed in 2006 to reflect the global leadership and international reach of this market and the companies whose securities are listed there.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate," "annualize," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected outcomes of existing or new litigation involving the Company; and (x) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

CONTACT:  QCR Holdings, Inc.
          Todd A. Gipple, Executive Vice President,
           Chief Operating Officer, Chief Financial Officer
         (309)-743-7745